UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DragonWave Inc.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

411 Legget Drive, Suite 600 Ottawa, Ontario	K2K 3C9
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Warrants, each to purchase one Common Share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-190674

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered consist of warrants (“Warrants”), each to purchase one Common Share of DragonWave Inc. (the “Registrant”).  The description of the Warrants is set forth under (i) the caption under the section captioned “Description of Warrants” in the prospectus included in the Registrant’s registration statement on Form F-10 (File No. 333-190674) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2013, as amended on August 29, 2013, which was declared effective by the Commission pursuant to rule 462 under the Securities Act of 1933, as amended (the “Securities Act”) on August 29, 2013 and (ii) the caption “Description of Securities Being Distributed — Warrants” in the prospectus supplement related to the Warrants filed with the Commission on July 25, 2014 and included in the Registration Statement, which description is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement that includes a description of the Securities that is subsequently filed by the Registrant pursuant to General Instruction II.L of Form F-10 under the Securities Act and included in the Registration Statement, is hereby incorporated by reference herein.

Item 2.  Exhibits.

A list of exhibits filed with this registration statement on Form 8-A is set forth in the Exhibit Index and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 31, 2014

DRAGONWAVE INC.

	By:	/s/ Russell Frederick
Russell Frederick
Chief Financial Officer

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement.

Exhibit Number	Description of Exhibit

4.1

Form of Warrant Indenture between DragonWave Inc. and Computershare Trust Company of Canada as the Warrant Agent (incorporated by reference to Exhibit 99.1 to Form 6-K filed by DragonWave Inc. on July 31, 2014).

4.2	Form of Warrant Certificate (included in Exhibit 4.1 hereto).